Exhibit 99.1

BOB EVANS FARMS NAMES SAED MOHSENI PRESIDENT AND CHIEF EXECUTIVE OFFICER

New Albany, OH – November 17, 2015 – Bob Evans Farms, Inc. (NASDAQ: BOBE) today named Saed Mohseni President and Chief Executive Officer, effective January 1, 2016. The Bob Evans Board has also agreed to appoint Mr. Mohseni to the Board of Directors effective January 1, 2016.

Mr. Mohseni is the Chief Executive Officer of Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG) (“Bravo Brio”) and also a Director, positions he will hold through December 28, 2015. He held the additional role of President from September 2009 to August 2014 and served as a director since June 2006.

“Saed Mohseni brings dynamic leadership to Bob Evans, and a notable track record as a restaurant operator with an intense focus on raising the quality of the overall guest experience,” said Doug Benham, Chair of the Bob Evans Board of Directors. “The CEO Search Committee conducted a careful, extensive review over many months and the Board unanimously concluded that Saed was the right person to lead Bob Evans in fulfilling its potential. His energy, the depth of his knowledge of all aspects of the industry, and his ability to lead a team to perform at a higher level made him the standout candidate. We look forward to his joining us in January 2016.”

“Bob Evans is an iconic brand with a long track record of providing its restaurant guests with farm fresh food and outstanding service, while building a successful and expanding foods business,” said Mr. Mohseni. “I look forward to working with the dedicated people of Bob Evans to build on this foundation, providing an excellent experience for our guests, and opportunity for our employees, while sustainably improving margins and creating value for its shareholders.”

Mr. Mohseni, 53, has more than 30 years of management experience in the restaurant industry. He currently also serves on the Board of Directors of Chuy’s Holding, Inc. (NASDAQ: CHUY). Prior to joining Bravo Brio, Mr. Mohseni was the Chief Executive Officer (January 2000-February 2007) and a director (2004-2007) of McCormick & Schmick’s Seafood Restaurants, Inc. Mr. Mohseni joined McCormick & Schmick’s in 1986 as a General Manager. During his time at McCormick & Schmick’s, he also held the positions of Senior Manager (1988-1993), Vice President of Operations-California (1993-1997), and Senior Vice President of Operations (1997-1999).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 24, 2015, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Any strategic transaction with respect to our headquarters or a portion of our restaurant real estate remains subject to evaluation by the Board and there can be no assurance if and when any such transaction will be undertaken or consummated. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the first fiscal quarter (July 24, 2015), Bob Evans Restaurants owned and operated 549 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com

Contact:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954

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